UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 22, 2010
DEVELOPERS DIVERSIFIED REALTY CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-11690	34-1723097

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3300 Enterprise Parkway, Beachwood, Ohio	44122

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (216) 755-5500

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
Item 7.01 Regulation FD Disclosure
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-99.1
EX-99.2
EX-99.3

Item 2.02 Results of Operations and Financial Condition.
On April 22, 2010, Developers Diversified Realty Corporation (the “Company”) issued a News Release containing financial results of the Company (the “News Release”) and a quarterly financial supplement containing financial and property information of the Company (“Quarterly Supplement”) for the three months ended March 31, 2010. Among other things, the News Release reports a net loss of $0.16 per diluted share for the three months ended March 31, 2010 as compared to net income of $0.59 per diluted share for the three months ended March 31, 2009. A copy of the News Release is attached hereto as Exhibit 99.1 and a copy of the Quarterly Financial Supplement is attached hereto as Exhibit 99.2 and are each incorporated herein by reference. This information shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act, except as shall be set forth by specific reference in such filing.
Item 7.01 Regulation FD Disclosure.
     The Company is furnishing a copy of the Company’s Property List as of March 31, 2010, which is attached hereto as Exhibit 99.3 and incorporated herein by reference. This information shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act or the Exchange Act, except as shall be set forth by specific reference in such filing.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
No.	Description
99.1	News release dated as of April 22, 2010.
99.2	Quarterly financial supplement dated as of March 31, 2010.
99.3	Property list as of March 31, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Developers Diversified Realty Corporation
(Registrant)

Date April 22, 2010	/S/ Christa A. Vesy

Christa A. Vesy
Senior Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit
No.	Description
99.1	News release dated as of April 22, 2010.
99.2	Quarterly financial supplement dated as of March 31, 2010.
99.3	Property list as of March 31, 2010.